Exhibit 4.4

DECISIONPOINT SYSTEMS, INC.

_____________________________________

SUBSCRIPTION AGREEMENT

_____________________________________

Up to 6,000,000 Shares of Common Stock
($0.50 per Share)

Maximum Aggregate Offering: $3,000,000
______________________

decisionpoint systems, inc.

DecisionPoint Systems, Inc., a Delaware corporation (the “Company”), is offering (the “Offering”) for sale to persons who qualify as “accredited investors,” as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), up to 6,000,000, shares of Company common stock (the “Shares”). Offers and sales of the Shares will be made by Taglich Brothers, Inc., acting as the placement agent (the “Placement Agent”) for the Company. The Shares will be offered on a “best efforts” basis.

The entire purchase price is due and payable upon the execution of this Subscription Agreement and shall be paid by wire transfer according to the instructions provided under “Instruction to Subscribers.” The Company has the right to reject this subscription in whole or in part, for any reason. The Company, its affiliates and their respective officers, managing members and/or employees may purchase the Shares on the same terms and conditions as other investors.

All funds received from investors will be held by the Company in a segregated non-interest bearing account, pending the earlier of completion of the Offering and the termination of the Offering by the Company. Thereafter, at the discretion of the Company, a closing will be held. If the closing has not occurred by 5:00 p.m., Eastern Standard Time, on April 30, 2018 (unless extended for one or more periods not to exceed 30 days in total by the Board of Directors of the Company), or if any subscription for the purchase of the Shares is not accepted by the Company, such subscription funds will be returned to the investor without interest thereon or deduction therefrom.

Subscriptions held in the escrow account may be revoked prior to the closing of the Offering, provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least three business days prior to the closing on such subscriptions. In the event of any such revocation, or in the event that the Offering is terminated for any reason without a closing, subscription proceeds will be promptly refunded without interest thereon or deduction therefrom.

Please review this Subscription Agreement, the Confidential Private Placement Memorandum dated April 2, 2018, including all Exhibits and amendments thereto and hereto, (collectively the “Offering Materials”) carefully before you invest.

THE SHARES OFFERED HEREBY HAVE NOT BEEN FILED OR REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). NEITHER THE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OF DISAPPROVED OF THE SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY WILL ONLY ACCEPT SUBSCRIPTION AGREEMENTS FROM SUBSCRIBERS THAT IT HAS REASON TO BELIEVE ARE “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED IN REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE SHARES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE SHARES.

THE SHARES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING.

NO SHARES MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

THE OFFEREE, BY ACCEPTING DELIVERY OF THE OFFERING MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SHARES OFFERED HEREBY.

THE OFFERING MATERIALS ARE SUBMITTED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SHARES AND DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. ANY REPRODUCTION OR DISTRIBUTION OF THE OFFERING MATERIALS IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF THEIR CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY CAUSE HIMSELF, HERSELF OR ITSELF, AS WELL AS THE COMPANY, TO BE IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION, OR THE EXAMINATIONS OF THEIR RESPECTIVE ADVISERS, OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE MERITS AND RISKS INVOLVED. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE ECONOMIC, TAX AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

INSTRUCTIONS TO SUBSCRIBERS

Persons and entities wishing to subscribe for the Shares must complete and sign: (i) the Subscription Agreement (see below), and (ii) the Confidential Purchaser Questionnaire (attached hereto as Exhibit A). You may subscribe by completing the following steps:

1.     Subscription Agreement:

Complete and sign page 9, being certain to indicate the aggregate amount of your subscription.

2.     Confidential Purchaser Questionnaire:

All subscribers must complete all sections and sign on the last page. The Confidential Purchaser Questionnaire is attached hereto as Exhibit A.

3.     Payment.

Payment of your full subscription should be made by wire transfer in accordance with the following instructions:

Completed documents should be returned to the Placement Agent at the following address:

TAGLICH BROTHERS, INC.
790 New York Avenue, Suite 209
Huntington, NY 11743
Attention: Robert Lorenzo

DESCIONPOINT SYSTEMS, INC.
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, including the Exhibits attached hereto (this “Agreement”), made effective this ______ day of ____________, 2018 between DescionPoint Systems, Inc., a Delaware corporation (the “Company”), and the subscriber listed on the signature page to this Agreement (“Subscriber”).

WITNESSETH

In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

1. Subscription. Subject to the terms and conditions contained in this Agreement, Subscriber hereby subscribes for the number of shares of common stock, par value $0.001 per share on the signature page of this Agreement (“Shares”), at a purchase price of $0.50 per Share, for an aggregate purchase price equal to the amount listed on the signature page hereof (the “Purchase Price”).

2. Delivery of Additional Subscription Documents. Concurrently with the delivery of this Agreement, Subscriber shall deliver (by check or wire transfer) the aggregate amount of the Purchase Price, a fully completed and executed Confidential Purchaser Questionnaire, a copy of which is attached hereto as Exhibit A (the “Purchaser Questionnaire”).

3. Effectiveness of Subscription. This Agreement shall not be binding on the Company until it has been accepted by the Company, which shall be evidenced by the Company countersigning this Agreement and providing Subscriber with a fully executed copy thereof. Upon the Company’s acceptance of this Agreement, the Purchase Price shall be disbursed to the Company and Subscriber shall own the Shares and become a stockholder of the Company. Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this Agreement, in whole or in part, and that the Company need not accept subscriptions for Shares in the order in which they are received.

4. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

(a) Subscriber represents that Subscriber is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, on the basis reflected in the Purchaser Questionnaire.

(b) Subscriber has carefully read this Agreement, the Purchaser Questionnaire, and the Company’s Confidential Private Placement Memorandum dated April 2, 2018, including all Exhibits and amendments and supplements thereto, (collectively, the “Offering Materials”), all of which Subscriber acknowledges have been provided to Subscriber.

(c) Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Offering Materials, and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the same.

(d) Subscriber fully understands the Offering Materials and has had the opportunity to discuss any questions regarding any of the Offering Materials with its counsel or other advisor. Notwithstanding the foregoing, the only information upon which Subscriber has relied is that set forth in the Offering Materials and Subscriber’s own independent investigation.

(e) Subscriber acknowledges that Subscriber has received no representations or warranties from the Company or its employees or agents in making this investment decision other than as set forth in the Offering Materials.

(f) Subscriber expressly agrees to keep the Offering Materials confidential and agrees not to disclose any information contained therein except to legal counsel and other professional advisors as may be necessary in Subscriber’s evaluation of the investment.

(g) Subscriber understands that a purchase of Shares is a speculative investment involving a high degree of risk. Subscriber is aware that there is no guarantee that Subscriber will realize any gain from this investment, and that Subscriber could lose the total amount of this investment.

(h) Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

(i) Subscriber is purchasing the Shares for Subscriber’s own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer or pledge thereof without compliance with registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(j) Subscriber represents that he or she, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. Subscriber has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

(k) Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of Subscriber’s investment in the Shares.

(l) Subscriber represents that Subscriber’s overall commitment to this investment is not disproportionate to Subscriber’s net worth, and Subscriber’s investment in the Shares will not cause such overall commitment to become excessive.

(m) Subscriber understands that the statutory basis on which the Shares are being sold to Subscriber and others would not be available if Subscriber’s present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. Subscriber realizes that in the view of the Securities and Exchange Commission (the “Commission”), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by Subscriber for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with Subscriber’s representations to the Company and the Commission would then regard such sale as a sale for which the exemption from registration is not available. Subscriber will not pledge, transfer or assign this Agreement.

(n) Subscriber represents that the funds provided for this investment are either separate property of Subscriber, community property over which Subscriber has the right of control or are otherwise funds as to which Subscriber has the sole right of management.

(o) FOR PARTNERSHIPS, CORPORATIONS, LIMITED LIABILITY COMPANIES, TRUSTS, OR OTHER ENTITIES ONLY: If Subscriber is a partnership, corporation, limited liability company, trust or other entity, (i) Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; if a partnership, a certified copy of the partnership agreement; or if a limited liability company, a certified copy of the operating agreement), (ii) Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, (iii) Subscriber has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

(p) The address shown under Subscriber’s signature at the end of this Agreement is Subscriber’s principal residence if he or she is an individual or its principal business address if a corporation or other entity.

(q) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the capacity to protect Subscriber’s own interests in connection with such investment.

(r) Subscriber acknowledges and understands that the Company has never made distributions on the Shares and does not anticipate making distributions in the foreseeable future.

(s) Subscriber acknowledges that the Company may issue certificates for the securities comprising the Shares. If certificates for the securities comprising the Shares are issued, the certificates will contain legends substantially as follows:

THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR DECISIONPOINT SYSTEMS, INC. (THE “COMPANY”) RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

(t) Subscriber acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three month period not exceeding specified limitations. Subscriber understands that no public market now exists, and that a market may never exist for any of the securities issued by the Company.

(u) Subscriber acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Subscriber represents, warrants and agrees that, to the best of Subscriber’s knowledge based upon appropriate diligence and investigation, (i) none of the cash or property that Subscriber has paid, will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law, and (ii) no contribution or payment by Subscriber to the Company, to the extent that they are within Subscriber’s control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Subscriber agrees to promptly notify the Company if any of these representations cease to be true and accurate regarding Subscriber. Subscriber further agrees to provide to the Company any additional information regarding Subscriber that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. If at any time it is discovered that any of the foregoing representations is incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of Subscriber’s investment in the Company. Subscriber further understands that the Company may release confidential information about Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth above.

(v) Subscriber understands that this Agreement, when executed and delivered by Subscriber, will constitute a valid and legally binding obligation of such Subscriber, enforceable in accordance with its terms.

(w) Subscriber has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(x) Subscriber expressly acknowledges and agrees that the Company is relying upon Subscriber’s representations contained in this Agreement and the other Offering Materials.

(y) The Purchaser Questionnaire submitted by Subscriber to the Company in connection with its purchase of Shares is accurate and correct as of the date hereof.

(z) Subscriber acknowledges that (i) Subscriber was contacted regarding the sale of the Shares by the Placement Agent (or an authorized agent or representative thereof) and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising.

5. Representations and Warranties of the Company. The Company represents that it has been duly and validly formed and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Agreement and to be bound by the provisions and conditions hereof or therein. The Company further represents that the securities offered hereby are being offered pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws for nonpublic offerings.

6. Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties that are contained herein and hereby agrees to indemnify, save and hold harmless the Company and its officers, members, employees and counsel, from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of Subscriber contained in this Agreement or the other Offering Materials. Such indemnification shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment. In addition, Subscriber’s representations, warranties and indemnification contained herein shall survive Subscriber’s purchase of the Shares hereunder. Subscriber specifically acknowledges that Subscriber has reviewed the risks set forth in the Offering Materials, as well as the financial statements included therein.

7. Piggyback Registration Rights.

(a) If at any time after the issuance of the Shares to Subscriber the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (A) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (B) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (C) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement (a “Piggyback Registration Statement”) to be used for any registration of securities of the Company, the Company shall give prompt written notice (in any event no later than 30 days prior to the filing of such registration statement) to the holders the Shares purchased in this Offering (the “Registerable Securities”) pursuant to this Subscription Agreement of its intention to effect such a registration and, shall include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of such securities within 20 days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) Notwithstanding the registration obligations set forth in this section, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a registration statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its commercially reasonable efforts to advocate with the SEC that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this section, the SEC refuses to alter its position, the Company shall (A) remove from the registration statement such portion of the Registrable Securities and other securities (“Other Registrable Securities”) that were included in the initial registration statement filing  (“Cut-back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”).  Any cut-back imposed on the Subscriber pursuant to this section shall be allocated among all subscribers in the Offering and the holders of Other Registrable Securities on a ratable basis in proportion to the number of Registrable Securities and Other Registrable Securities held by Subscriber and other persons. From and after the date on which the Buyer is able to effectuate registration of such Cut-back Shares in accordance with any SEC Restriction, all of the provisions of this section shall again be applicable to such Cut-back Shares.

(c) Subscriber shall furnish to the Company or the underwriter(s) (if any) in respect of the offering pursuant to the subject registration statement, as applicable, such information regarding the Subscriber and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this section.  Subscriber shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Subscriber and its plan of distribution of any Shares included in such registration statement as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(d) Notwithstanding anything herein to the contrary, as to the Registrable Securities, such securities shall cease to be Registrable Securities and the provisions of this section shall terminate when:  (A) a registration statement and/or a Piggyback Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement and/or Piggyback Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Buyer and subsequent public distribution of them shall not require registration under the Securities Act; or (C) such securities shall have ceased to be outstanding.

8. Miscellaneous.

(a) Confidentiality. Subscriber agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which Subscriber may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Subscriber pursuant to this Agreement or otherwise, or until such information becomes known, to the public; provided, however, that Subscriber may disclose such information to Subscriber’s attorneys, consultants and other professionals to the extent necessary to obtain their services in connection with Subscriber’s investment in the Company, so long as such consultants or professionals (excluding attorneys and accountants) agree in writing to be bound by the provisions of this Section 7(a).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the undersigned hereby consents to the jurisdiction of the courts of the State of Delaware.

(c) Entire Agreement; Amendment. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, except as set forth in the Purchaser Questionnaire. This Agreement, together with the Purchaser Questionnaire and any other instruments executed simultaneously herewith, constitute the entire agreement between the parties with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instruments, which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

(d) Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective on (i) the date of delivery by facsimile or electronic mail, (ii) the business day after deposit with a nationally recognized courier or overnight service, including Express Mail, for United States deliveries, or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile or electronic mail will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature of this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(e) Delays or Omissions. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or document signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument or document, will be cumulative, and may be exercised separately or concurrently.

(f) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

(g) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Survival of Warranties. The representations, warranties, covenants and agreements of the Company and Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the Offering and shall in no way be affected by any investigation made by Subscriber or the Company.

(k) Further Action. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, Subscriber has executed this Agreement on _________________, 2018.

_________ Shares; $0.50 per Share = $_______________

Social Security or Tax Identification Number

Clearly print exact name(s) in which title to Shares is to be held (i.e., if Shares are to be held by a trust, provide the trust name; if to be held by a company, provide the company name, if to be held as Joint Tenants, provide both individuals’ names)

Street Address	(Authorized Signature)

City, State, Zip	Print name of Authorized Signatory (above) and capacity/title in which signed if signed on behalf of an entity (i.e., Trustee; President, Partner)
E-mail Address	Signature of second person (only applicable if Shares are to be held as Joint Tenants or Tenants in Common)

Print name of above Signatory (only applicable if Shares are to be held as Joint Tenants or Tenants in Common)

Accepted this ___ day of ___________, 2018 on behalf of:

decisionpoint systems, inc.

By:
Name:
Title:

Exhibit A to the DecisionPoint Systems, Inc. Subscription Agreement

Confidential Purchaser Questionnaire

See attached.

CONFIDENTIAL PURCHASER
QUESTIONNAIRE

DECISIONPOINT SYSTEMS, INC.

The purpose of this Confidential Purchaser Questionnaire (this “Questionnaire”) is to acquire certain information that will allow DecisionPoint Systems, Inc., a Delaware corporation (the “Company”), and Taglich Brothers, Inc. (the “Placement Agent”) to determine whether the undersigned’s subscription for shares of common stock, par value $0.001 per share (the “Shares”) may be accepted pursuant to Rule 506(b) of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being offered without registration under the Securities Act or the securities laws of any state or any other jurisdiction. Under the Securities Act and/or state securities laws, the Company may be required to determine that an individual, an investing entity and/or each individual equity owner of an investing entity meets certain suitability requirements before selling the Shares to such individual or entity.

The undersigned understands that: (i) the Company and the Placement Agent will rely upon the information contained herein; (ii) the purchase and sale of the Shares hereunder will not be registered under the Securities Act or any applicable state law and is being offered in reliance upon certain exemptions therefrom; (iii) this Questionnaire is not an offer to sell or a solicitation of any offer to buy or sell the Shares or any other securities to the undersigned; and (iv) no subscription for Shares will be accepted unless the subscriber therefor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D (“Accredited Investor”).

Your answers will be kept strictly confidential. However, by signing this Questionnaire, you agree that the Company and/or the Placement Agent may present this Questionnaire to such parties as they deem appropriate if called upon to establish the Company’s entitlement to an exemption under the Securities Act or any applicable state securities laws.

(Questionnaire Begins on following Page.)

PLEASE PROVIDE COMPLETE ANSWERs to all QUESTIONS and execute the signature page.

If the appropriate answer is “NONE” or “NOT APPLICABLE,” so state. Attach additional sheets if necessary to complete your answers to any item.

The undersigned hereby makes the following representations and warranties:

[Print or type your response]

Name in which Shares will be held

Citizenship:

Date of Birth:

Social Security Number:

Name of spouse or additional purchaser (if applicable)

Citizenship:

Date of Birth:

Social Security Number:

If an Entity:

Type of Entity (e.g., corporation, LLC, Partnership, Trust, etc.):

Jurisdiction of Organization:

Tax Identification Number:

Home address or, if other than an individual, principal office address:

Telephone number:

The undersigned hereby represents and warrants to the Company and the Placement Agent that he, she or it is an Accredited Investor because the undersigned is (check each appropriate description):

_________	a natural person whose individual net worth, or joint net worth with my spouse, at the time of the purchase, exceeds $1,000,000.

(Net worth for purposes of this Questionnaire means the amount equal to total assets (excluding the value of my principal residence) subtracted by total liabilities (excluding the amount of indebtedness secured by my primary residence up to the fair market value of such primary residence (except that if the amount of indebtedness secured by my primary residence exceeds the amount of such indebtedness 60 days ago, other than as a result of the acquisition of such primary residence, the amount of such excess shall be included in total liabilities)).)

_________	an unmarried natural person who had individual income exceeding $200,000 in each of the two most recent years, and who reasonably expects to reach the same income level in the current year.

_________	a married natural person who had a joint income with my spouse exceeding $300,000 in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

_________	a director, executive officer or general partner of the Company or a director, executive officer of the general partner of the Company.

_________	a natural person with such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Shares (“Sophisticated Person”).

_________	a trust, not formed for the specific purpose of acquiring the Shares, with total assets exceeding $5,000,000 and whose purchase is directed by a Sophisticated Person.

_________	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets exceeding $5,000,000.

_________	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

_________	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_________	an insurance company as defined in Section 2(13) of the Securities Act.

_________	an investment company registered under the Investment Company Act of 1940, as amended (the “ICA”).

_________	a business development company as defined in Section 2(a)(48) of the ICA.

_________	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

_________	a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

_________	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

_________	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self-directed plan, investment decisions are made solely by persons that are Accredited Investors.

_________	an entity in which all of the equity owners are Accredited Investors.

_________	a revocable trust which may be amended or revoked at any time by the grantors thereof, and all such grantors are Accredited Investors.

Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Company and are you willing and able to bear the economic risk of an investment in the Company.

Yes _____      No _____

Do you understand the nature of an investment in the Shares and the risks associated with such an investment?

Yes _____      No _____

Do you intend to purchase the Shares solely for your own account, for investment and not with the intent to resell them?

Yes _____      No _____

Are you an entity formed for the purpose of acquiring the Shares?

Yes _____      No _____

Are you an entity whose stockholders, partners, members or other beneficial owners have individual discretion as to their participation or non-participation in particular investments made by you, and one or more of such stockholders, partners, members or other beneficial owners have contributed or will contribute capital to you for the purpose of your acquisition of Shares (i.e., your investors have been permitted to determine whether their capital will form part of the specific capital invested by you in the Shares)?

Yes _____      No _____

The undersigned hereby represents and warrants that the information contained in this Questionnaire is complete, accurate and that he, she or it will notify the Company and the Placement Agent immediately of any material change in any statement made herein occurring before the undersigned’s receipt of the Company’s acceptance of his, her or its Subscription Agreement. In addition, the undersigned agrees to provide such further information as may be requested by the Company or the Placement Agent to verify any of the responses contained herein.

The undersigned hereby agrees to indemnify the Company and the Placement Agent, as well as their respective partners, officers, employees, agents and attorneys (the “Indemnified Parties”) against all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by the Indemnified Parties in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to which any of the Indemnified Parties may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in this Questionnaire or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

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IN WITNESS WHEREOF, the undersigned has executed this Suitability Statement as of this ____ day of _______, 2018.

Exact Name in Which Title is to be Held

Authorized Signature

Print Name of Signatory and Capacity in which
Signed if an Entity

Signature (if Joint Tenants or Tenants in Common)

Print Name of above Signatory